SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  February 29, 2000
--------------------------------------------------------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 BioSyntech Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Nevada                           0-27179                     88-0329399
----------------           -------------------       ---------------------------
(State or Other               (Commission                  (IRS Employer
Jurisdiction of               File Number)               Identification No.)
Incorporation)


                          475 Boulevard Armand-Frappier
                              Laval, Quebec, Canada
                                     H7V 4B3
--------------------------------------------------------------------------------
                     (Address of Principal Executive Office)


                                 (450) 686-2437
--------------------------------------------------------------------------------
                         (Registrant's telephone number,
                              including area code)

                         Dream Team International, Inc.
                          3675 Pecos-McLeod, Suite 112
                               Las Vegas, NV 89119
--------------------------------------------------------------------------------
                        (Former Name and Former Address)

           BioSyntech, Inc. (the "Company") hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2000 (the "Form 8-K"), to provide the financial statements of Bio Syntech Ltd., the acquisition of which was reported under Item 2 of the Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Balance Sheets of BioSyntech Ltd. as of February 28, 2000
     and March 31, 1999 and 1998                                              4
Statements of Operations for the 334-day period ended
     February 28, 2000 and years ended March 31, 1999 and 1998                5
Statements of Stockholders' Equity (Dificiency) for the 334-day
     period ended February 28, 2000 and years ended March 31, 1999
     and 1998                                                                 6
Statements of Cash Flows for the 334-day period ended
     February 28, 2000 and years ended March 31, 1999 and 1998                7
Notes to Financial Statements                                                 8

                                FINANCIAL STATEMENTS


                                BIO SYNTECH LTD.




                                February 28, 2000, March 31, 1999 and 1998

                                AUDITORS' REPORT



To the Board of Directors and Stockholders of Bio Syntech Ltd.

We have audited the accompanying balance sheets of Bio Syntech Ltd. (the "Company"), (a development stage company), as of February 28, 2000 and March 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the cumulative from inception to February 28, 2000 and for the 334 day period ended February 28, 2000 and each year in the two-year period ended March 31, 1999. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company (a development stage company) as of February 28, 2000, March 31, 1999 and 1998, and the results of its operations and its cash flows for the cumulative from inception to February 28, 2000 and for the 334 day period ended February 28, 2000 and each year in the two-year period ended March 31, 1999 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plan in regard to these matters is described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Montreal, Canada,                                          /s/ Ernst & Young LLP
March 23, 2000.                                            Chartered Accountants
[except for the note 15, as to which the date is April 20, 2000]

Bio Syntech Ltd.
A development stage company
                             BALANCE SHEETs [note 1]


As at February 28, 2000, March 31, 1999 and 1998
[In Canadian dollars]


                                                               February 28,                       March 31,
                                                                   2000                     1999              1998
                                                                    $                        $                 $
------------------------------------------------------------------------------------------------------------------------

ASSETS
Current assets
Cash and cash equivalents                                        3,175,830                57,297            18,130
Short-term investment [note 3]                                      75,000                    --                --
Accounts receivable [note 4]                                        91,284                68,460            63,083
Inventory                                                           30,975                23,700                --
Investment tax credits receivable [note 11]                        575,000               603,663           135,000
Prepaid expenses                                                    54,534                    --                --
------------------------------------------------------------------------------------------------------------------------
                                                                 4,002,623               753,120           216,213
------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment [note 5]                           1,514,037             1,665,163                --
Other assets                                                        17,382                15,867                --
------------------------------------------------------------------------------------------------------------------------
                                                                 5,534,042             2,434,150           216,213
========================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
    (DEFICIENCY)
Current liabilities
Demand loan [note 7]                                                    --               518,598                --
Accounts payable and accrued liabilities                           489,849               579,552           240,396
Due to shareholder, without interest and
    repayment terms                                                 10,000                30,394            10,000
Deferred revenues                                                   65,451                    --                --
Current portion of long-term debt [note 8]                          75,000               400,000                --
Current portion of obligations under capital
    leases [note 9]                                                 82,691                56,452                --
------------------------------------------------------------------------------------------------------------------------
                                                                   722,991             1,584,996           250,396
------------------------------------------------------------------------------------------------------------------------
Promissory note [note 6]                                         2,879,986                    --                --
Long-term debt [note 8]                                            231,250               300,000                --
Obligations under capital leases [note 9]                          919,592               991,736                --
------------------------------------------------------------------------------------------------------------------------
                                                                 4,753,819             2,876,732           250,396
------------------------------------------------------------------------------------------------------------------------

Shareholders' equity (deficiency)
Capital stock [note 10]                                          6,330,131             2,662,909           215,001
Additional paid in capital                                       1,715,910             1,309,350                --
Deficit accumulated during the development stage                (7,265,818)           (4,414,841)         (249,184)
------------------------------------------------------------------------------------------------------------------------
                                                                   780,223              (442,582)          (34,183)
------------------------------------------------------------------------------------------------------------------------
                                                                 5,534,042             2,434,150           216,213
========================================================================================================================

Commitments [note 13]
Contingent liabilities [notes 1 and 14]

See accompanying notes



-----------------------------------------     ----------------------------------
Director                                      Director

Bio Syntech Ltd.
A development stage company

                        STATEMENTS OF OPERATIONS [note 1]


334 day period  ended  February 28, 2000
and years ended March 31, 1999 and 1998
[In Canadian dollars]


                                                     Cumulative
                                                   from inception
                                                   to February 28,
                                                        2000                      2000                1999            1998
                                                        $                          $                   $               $
--------------------------------------------------------------------------------------------------------------------------------
                                                                            [334 days]

Sales                                                  168,138                      --              78,660          89,478
Cost of sales                                           71,962                      --              35,008          36,954
--------------------------------------------------------------------------------------------------------------------------------
                                                        96,176                      --              43,652          52,524
--------------------------------------------------------------------------------------------------------------------------------

Research and development
   expenses [note 10]                                5,506,743               2,194,468           2,948,342         363,933
Investment tax credits                              (1,413,364)               (676,861)           (599,114)       (137,389)
General and administrative
   expenses [note 10]                                2,850,975                 986,343           1,789,468          62,967
Interest on long-term debt                             228,531                 188,596              39,935              --
Amortization of property, plant
   and equipment                                       198,264                 163,222              35,042              --
Interest revenue                                        (9,155)                 (4,791)             (4,364)             --
--------------------------------------------------------------------------------------------------------------------------------
                                                     7,361,994               2,850,977           4,209,309         289,511
--------------------------------------------------------------------------------------------------------------------------------
Net loss [note 11]                                   7,265,818               2,850,977           4,165,657         236,987
================================================================================================================================

                                      -5-
See accompanying notes

Bio Syntech Ltd.
A development stage company

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DEFICIENCY) [note 1]


334 day period  ended  February 28, 2000
and years ended March 31, 1999 and 1998
[In Canadian dollars]

                                                       Class A Common Shares
                                                    --------------------------
                                                                                         Additional      Accumulated
                                                       Shares         Amount            paid in          deficit          Total
                                                                         $              capital             $               $
----------------------------------------------------------------------------------------------------------------------------------
Balance, May 10, 1995 (inception of the Company)       8,525,000               1            --               --              1
Net loss 1996 (325 day period)                                --              --            --           (2,865)        (2,865)
----------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1996                                8,525,000               1            --           (2,865)        (2,864)
Net loss 1997                                                 --              --            --           (9,332)        (9,332)
----------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1997                                8,525,000               1            --          (12,197)       (12,196)
Share capital paid up and not issued as of
January 31, 1998 (see August 3, 1998)                         --         215,000            --               --        215,000
Net loss 1998                                                 --              --            --         (236,987)      (236,987)
----------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1998                                8,525,000         215,001            --         (249,184)       (34,183)
Issuance of Class A common shares [note 10]
May 8, 1998
   $0.75 per share                                     1,500,000       1,125,000            --               --      1,125,000
July 7, 1998
   $0.75 per share                                       440,000         330,000            --               --        330,000
July 24, 1998
   $1.25 per share                                       120,000         150,000            --               --        150,000
August 3, 1998
   $0.5479 per share                                   1,073,666         588,262            --               --        588,262
   See January 31, 1998                                  375,000              --            --               --             --
September 17, 1998
   $1.75 per share                                        57,142          99,998            --               --         99,998
November 3, 1998
   $1.75 per share                                         9,521          16,661            --               --         16,661
January 26, 1999
   $1.75 per share                                        44,250          77,437            --               --         77,437
February 17, 1999
   $2.25 per share                                        67,000         150,750            --               --        150,750
Options granted to consultants [note 10]
December 3, 1998
   $3.01 per share                                            --              --     1,309,350               --      1,309,350
Net loss 1999                                                                               --       (4,165,657)    (4,165,657)
Share issuance costs                                          --        (90,200)            --               --        (90,200)
----------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1999                               12,211,579       2,662,909     1,309,350       (4,414,841)      (442,582)
Issuance of Class A common shares[note 10]
September 15, 1999
   $1.00 per share                                     1,072,000       1,072,000            --               --      1,072,000
February 25, 2000
   $0,75 per share                                        60,000          45,000            --               --         45,000
   $1.16 per share                                       112,833         131,291            --               --        131,291
   $1.20 per share                                        16,666          20,000            --               --         20,000
   $1.21 per share                                        55,000          66,625            --               --         66,625
   $1.25 per share                                     1,413,333       1,766,666            --               --      1,766,666
   $2.17 per share                                       180,000         391,797            --               --        391,797
   $2.55 per share                                        22,125          56,593            --               --         56,593
   $3.50 per share                                        33,500         117,250            --               --        117,250
Options granted to consultants [note 10]
December 12, 1999
   $2.36 per share                                            --              --       236,000               --        236,000
   $2.08 per share                                            --              --       170,560               --        170,560
Net loss for the period ended February 28, 2000               --              --            --       (2,850,977)    (2,850,977)
----------------------------------------------------------------------------------------------------------------------------------
Balance, February 28, 2000                            15,177,036       6,330,131     1,715,910       (7,265,818)       780,223
==================================================================================================================================

See accompanying notes

Bio Syntech Ltd.
A development stage company

                        STATEMENTS OF CASH FLOWS [note 1]


334 day period  ended  February 28, 2000
and years ended March 31, 1999 and 1998
[In Canadian dollars]

                                                          Cumulative
                                                        from inception
                                                        to February 28,
                                                             2000                   2000                1999            1998
                                                               $                     $                   $               $
----------------------------------------------------------------------------------------------------------------------------------
                                                                              [334 days]
OPERATING ACTIVITIES
Net loss                                                   (7,265,818)        (2,850,977)         (4,165,657)       (236,987)
Items not affecting cash
   Amortization of property, plant
      and equipment                                           198,264            163,222              35,042              --
   Services paid by the isssuance of
      common stock                                          2,527,000          1,072,000           1,455,000              --
   Options granted to consultants                           1,715,910            406,560           1,309,350              --
   Write-off of intangibles                                    10,617                 --                  --          10,617
----------------------------------------------------------------------------------------------------------------------------------
                                                           (2,814,027)        (1,209,195)         (1,366,265)       (226,370)
Changes in working capital assets and liabilities
    Accounts receivables                                      (91,284)           (22,824)             (5,377)        (62,351)
    Inventory                                                 (30,975)            (7,275)            (23,700)             --
    Investment tax credits receivable                        (575,000)            28,663            (468,663)       (135,000)
    Prepaid expenses                                          (54,534)           (54,534)                 --              --
    Deferred revenues                                          65,451             65,451                  --              --
    Accounts payable and accrued liabilities                  489,849            (89,703)            339,156         228,444
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities                       (3,010,520)        (1,289,417)         (1,524,849)       (195,277)
----------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of property, plant and equipment                     (74,395)            (5,025)            (69,370)             --
Purchase of short-term investment                             (75,000)           (75,000)                 --              --
Purchase of other assets                                      (27,045)            (1,561)            (14,867)             --
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities                         (176,440)           (81,586)            (84,237)             --
----------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase in long-term debt                                    700,000                 --             700,000              --
Reimbursement of long-term debt                              (393,750)          (393,750)                 --              --
Proceeds on demand loan                                       581,845                 --             581,845              --
Reimbursement of demand loan                                 (581,845)          (518,598)            (63,247)             --
Increase (decrease) in due to shareholder                      10,000            (20,394)             20,394          (2,327)
Increase in promissory note                                 2,879,986          2,879,986                  --              --
Reimbursement of obligations under
    capital leases                                           (636,577)           (52,930)           (583,647)             --
Proceeds from issuance of common stock                      3,893,331          2,595,222           1,083,108         215,000
Share issuance costs                                          (90,200)                --             (90,200)             --
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities                        6,362,790          4,489,536           1,648,253         212,673
----------------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                   3,175,830          3,118,533              39,167          17,396
Cash and cash equivalents, beginning of period                     --             57,297              18,130             734
----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                    3,175,830          3,175,830              57,297          18,130
==================================================================================================================================

Additional information :

Interest paid                                                 218,545            178,610              39,935              --
==================================================================================================================================

See accompanying notes

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]

1.        NATURE OF BUSINESS AND BASIS OF PRESENTATION

The Company was incorporated on May 10, 1995 under the Part IA of the Quebec Companies Act. The year end of the Company is March 31. These financial statements have been prepared to be included in the form 8K of Bio Syntech Inc. [see note 15(a)]. The Company is a development stage company engaged in the development of biotherapeutic delivery systems made of proprietary biomaterials. The Company's systems are intended to enable or enhance the treatment of diseases or injuries for which therapies exist or are under development, but must be transported to the site of action. The Company has limited revenues to date.

Going concern uncertainty

The Company has incurred losses from its start-up activities and has no operations or revenues, which raises doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon obtaining the necessary financing to complete its research and development projects, to market those products once available and upon future profitable operations. There can be no assurance that the Company will be able to complete the development of its products, or if completed, that it will be able to market them successfully. There is no assurance that even if completed and marketed, that revenues from the products will be sufficient to fund the Company's operations or fund any additional research, development or marketing. The Company may be required to raise additional capital through debt or equity financing which is management's plan to continue the development of its products. There are no assurance that the Company will receive any revenues from operations or other proceeds nor that is will be able to raise such capital through debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail development. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. [see note 15(b)].

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. The significant accounting principles are as follows:

Cash equivalents

Cash equivalents are short term highly liquid held-to-maturity investments, with a maturity of 90 days or less from the date of purchase accounted for at amortized cost.

Inventory

Inventory consists mainly of raw materials. The Company periodically evaluates the carrying value of its inventory and makes any adjustments necessary. Inventories are stated at the lower of cost (on a first-in, first-out basis) and replacement cost.

Property, plant and equipment

Property, plant and equipment are recorded at cost. They are amortized over their estimated useful life on a straight-line basis as follows:

Building under capital lease                                            10 years
Office furniture                                                         5 years
Equipment under capital lease                                           10 years
Office furniture under capital lease                                     5 years

Research and development expenditures

Research and development expenditures are expensed as incurred.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Cont'd]

Foreign exchange

Monetary assets and liabilities denominated in a foreign currency are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at the rate of exchange prevailing at the date of the transaction. Revenues and expenses are translated at the monthly average exchange rate prevailing during the period. Foreign exchange gains and losses are included in the determination of net earnings. The Canadian dollar is the functional currency of the Company.

Income taxes

The Company accounts for income taxes using the liability method in accordance with Statements Financial Accounting Standards No. 109 "Accounting for income taxes" ("SFAS 109").

Government assistance

Government assistance in connection with research and development activities is recognized as an expense reduction in the year that the related expenditure is incurred. Government assistance in connection with capital expenditures is treated as a reduction of the cost of the applicable asset.

Federal and provincial investment tax credits are accounted for using the cost reduction method which recognizes the credits as a reduction of the cost of the related assets or expenditures in the year in which the credits are earned and when there is reasonable assurance of their recovery.

Stock option plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options for options granted to employees and directors. As such, compensation expense would be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Cont'd]

Impairment of long-lived assets and long-lived assets to be disposed of

The Corporation accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.



3.          SHORT-TERM INVESTMENT

The short-term investment consists of a term deposit held to maturity and is pledged as collateral security against a letter of guarantee issued by a financial institution. Short-term investment is stated at cost.



4.         ACCOUNTS RECEIVABLE

                                        As of                 As of
                                    February 28,             March 31,
                                                   -----------------------------
                                         2000          1999               1998
                                          $             $                  $
--------------------------------------------------------------------------------

Trade                                        --          --             32,962
Sales tax receivable                     89,505      35,881             30,121
Grants receivable                            --      20,423                 --
Others                                    1,779      12,156                 --
--------------------------------------------------------------------------------
                                         91,284      68,460             63,083
================================================================================

The grants receivable have been recorded against research and development expenses.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



5.       PROPERTY, PLANT AND EQUIPMENT

                                                       Accumulated      Net
                                           Cost        amortization   book value
                                             $              $            $
--------------------------------------------------------------------------------

As of February 28, 2000
Building under capital lease              1,613,785      174,930    1,438,855
Office furniture                             73,395       19,727       53,668
Equipment under capital lease                18,050        2,859       15,191
Office furniture under capital lease          7,025          702        6,323
--------------------------------------------------------------------------------
                                          1,712,255      198,218    1,514,037
================================================================================

As of March 31, 1999
Building under capital lease              1,613,785       27,000    1,586,785
Office furniture                             68,370        6,837       61,533
Equipment under capital lease                18,050        1,205       16,845
--------------------------------------------------------------------------------
                                          1,700,205       35,042    1,665,163
================================================================================

Assets acquired using capital lease financing totalled $7,025 during the period ended February 28, 2000 [$1,631,835 and nil for the years ended March 31, 1999 and 1998 respectively].



6.       PROMISSORY NOTE

The promissory note is for an amount of US$2M and is held by Bio Syntech Inc. [see note 15]. It bears interest at rate of 6.2% and is repayable in one instalment on April 30, 2001.



7.        DEMAND LOAN AND CREDIT FACILITY

The demand loan of $518,598 carried interest at prime rate plus 1.75% and was payable upon receipt of investment tax credits. It was reimbursed during the period ended February 28, 2000.

The Company has a $50,000 credit facility, maturing July 31, 2000, payable upon demand, bearing interest at prime rate plus 2.5%. A $50,000 charge on inventory and accounts receivable was granted to the financial institution with respect to this facility. As at February 28, 2000, no amount was drawn under this credit facility.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



8.       LONG-TERM DEBT

                                                 2000         1999      1998
                                                  $            $         $
--------------------------------------------------------------------------------

Bank  loan  bearing  interest  at  prime
rate,  preceded by an interest exemption
period  covered by the Fonds  d'Aide aux
Entreprises,   until  April  24,   2001,
maturing on March 25,  2006,  payable in
monthly   instalments   of  $3,333  plus
interest (6.75% as at February 28, 2000)
starting on April 25, 2001.  The debt is
collateralized  by the Fonds  d'Aide aux
Entreprises and a $200,000 charge on all
tangible and intangible assets.                 200,000     200,000       --

Bank loan bearing interest at prime rate
plus  3.0%  (9.75%  as at  February  28,
2000),   maturing  on  July  26,   2001,
payable by monthly instalments of $6,250
plus  interest.  A  $225,000  charge  on
equipment was granted.                          106,250     175,000       --

Term loan, without interest, until March
31, 2000 and bore  interest at a rate of
12% beginning March 31, 2000, reimbursed
during the  period  ended  February  28,
2000.                                             --        325,000       --
--------------------------------------------------------------------------------
                                                306,250     700,000       --
Less: current portion                            75,000     400,000       --
--------------------------------------------------------------------------------
                                                231,250     300,000       --
================================================================================

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]


8.       LONG-TERM DEBT [Cont'd]

The principal instalments payable are as follows:

                                                                         $
--------------------------------------------------------------------------------

2001                                                                  75,000
2002                                                                  64,583
2003                                                                  40,000
2004                                                                  40,000
2005                                                                  43,333
2006 and others                                                       43,334
--------------------------------------------------------------------------------
                                                                     306,250
================================================================================




9.        OBLIGATIONS UNDER CAPITAL LEASES

Future minimum lease payments under capital leases are as follows:

                                                                         $
--------------------------------------------------------------------------------

2001                                                                 180,276
2002                                                                 171,433
2003                                                                 168,000
2004                                                                 168,000
2005                                                                 168,000
2006 and others                                                      658,000
--------------------------------------------------------------------------------
                                                                   1,513,709
Less: interest portion at rates varying between 10% an 14.38%       (511,426)
--------------------------------------------------------------------------------
                                                                   1,002,283
Less: current portion                                                 82,691
--------------------------------------------------------------------------------
                                                                     919,592
================================================================================

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



10.       CAPITAL STOCK

Authorized

Unlimited  number  of  Class  A  common  shares,   without  par  value,  voting,
participating, convertible at the Company's option into Class D shares.

Unlimited number of Class B shares, without par value, voting and participating.

Unlimited number of Class C shares, without par value, voting and non-participating, without dividend rights, automatically redeemable upon the death of the shareholder at the amount of paid-up capital or at any time, by the Company in consideration of a negotiated amount, with a priority over all other classes of shares relating to repayment of their paid-up capital in the event of the dissolution of the Company.

Unlimited number of Class D shares, without par value, non-voting and non-participating, with monthly non-cumulative preferred dividends at 1% of their redemption value, redeemable by mutual consent of the Company and the holder and retractable at an amount equal to the paid-up capital plus a premium equal to the difference between the fair market value of the Class A shares where they are converted to Class D shares and the paid-up capital amount plus any declared and unpaid dividends or redeemable at the Company's option in consideration of a negotiated price not exceeding the aforementioned redemption price, with priority over all other classes of shares, but subsequently to Class C shareholders upon payment of their redemption value plus any declared and unpaid dividends in the event of the dissolution of the Company.

Unlimited number of Class E shares, without par value, non-voting and non-participating, with monthly non-cumulative preferred dividends at 1% of their redemption value, but subsequently to Class C and D shareholders, retractable at an amount equal to their paid-up capital plus a premium equal to the difference between the fair market value and the amount of their paid-up capital upon issuance, to which any declared and unpaid dividends or redeemable at the Company's option in consideration of a negotiated price not exceeding the aforementioned redemption price, with priority over all other classes of shares, but subsequently to Class C and D shareholders upon payment of their redemption value plus any declared and unpaid dividends in the event of the dissolution of the Company.

Unlimited number of Class F shares, without par value, non-voting and non-participating, with non-cumulative preferred dividends of $1 per share, but subsequently to Class C, D and E shareholders, retractable at an amount equal to their paid-up capital plus any declared and unpaid dividends, or redeemable at the Company's option in consideration of a negotiated price, with priority over all other classes of shares, but subsequently to Class C, D and E shareholders upon payment of their paid-up capital plus any declared and unpaid dividends in the event of the dissolution of the Company.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]

10.        CAPITAL STOCK [Cont'd]

Unlimited number of Class G shares, without par value, non-voting and non-participating, with non-cumulative preferred dividends of $1 per share, but subsequently to Class C, D, E and F shareholders, redeemable at the Company's option with a 30-day written notice at an amount equal to their paid-up capital plus any declared and unpaid dividends or at any time and without notice in consideration of a negotiated price, with priority over any other classes of shares, but subsequently to Class C, D, E and F shareholders upon payment of their paid-up capital plus any declared and unpaid dividends in the event of the dissolution of the Company.

Issued and outstanding

                                                                   2000                 1999              1998
                                                                    $                    $                 $
----------------------------------------------------------------------------------------------------------------------

15,177,036  shares of Class A common shares
               [12,211,579 and 8,525,000 shares as of
               March 31, 1999 and 1998 respectively]            6,330,131            2,662,909           215,001
----------------------------------------------------------------------------------------------------------------------

During the period ended February 28, 2000, the Company issued 600,000 warrants which entitled the holder to buy Class A common shares at exercise prices ranging between $0.50 and $1.50 per share [1,612,526 warrants at exercise prices ranging between $0.75 and $3.50 for the year ended March 31, 1999 and no warrants for the year ended March 31, 1998].

On February 25, 2000, the Corporation issued 1,893,457 Class A common shares for a total consideration of $2,595,222 pursuant to exercise of 1,893,457 warrants at a price ranging between $0.75 and $3.50.

During the period ended February 28, 2000, the Company issued 1,072,000 Class A shares in exchange for intellectual property valued at $1,072,000.

As of February 28, 2000, no warrant was outstanding.

During the year ended March 31, 1999, the Company issued 1,737,058 Class A shares for a consideration in cash of $1,066,447 in 1999 [$215,000 in 1998] and 9,521 Class A shares in exchange for professional services valued at $16,661.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



10.      CAPITAL STOCK [Cont'd]

In addition, the Company issued 1,940,000 Class A shares in consideration of the following services:

900,000 shares as employee incentives and in recognition of their contribution to the Company for a fair value of $675,000.

500,000        shares for brokers and suppliers services valued at $375,000.

540,000        shares for various professionals services and valued at $405,000.

Stock options


Under the Company's Stock Option Plan, options may be granted for an authorized maximum of 2,000,000 shares of Class A common stock to employees, directors and senior consultants. Option activity during 2000, 1999 and 1998 is summarized as follows:

                                                                  Weighted
                                                               Average Exercise
                                                    Shares           Price
                                                                      $
-------------------------------------------------------------------------------

2000
Outstanding, beginning of period                    1,247,500        0.83
Granted                                               252,500        2.17
Exercised                                                  --          --
Expired                                                    --          --
Canceled/ surrendered                                      --          --
-------------------------------------------------------------------------------
Outstanding and exercisable, end of period          1,500,000        1.06
-------------------------------------------------------------------------------
Weighted average fair value of options granted         $2.81
-------------------------------------------------------------------------------

1999
Outstanding, beginning of year                             --          --
Granted                                             1,247,500        0.83
Exercised                                                  --          --
Expired                                                    --          --
Canceled/surrendered                                       --          --
-------------------------------------------------------------------------------
Outstanding and exercisable, end of year            1,247,500        0.83
-------------------------------------------------------------------------------
Weighted average fair value of options granted         $2.96
-------------------------------------------------------------------------------

No options were granted prior to 1999.

These options expire between December 1, 2001 and June 1, 2008.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]




10.       CAPITAL STOCK [Cont'd]

The Company accounts for options granted to employees and directors under the Plan using APB No.25, under which no compensation cost has been recognized for stock options granted. There was 182,000 options granted to consultants in 2000 [435,000 and nil for years ended March 31, 1999 and 1998 respectively] for a total amount expensed in general and administrative expenses for an amount of $406,560 during the 334 day period ended February 28, 2000 [$1,309,350 an nil for the years ended March 31, 1999 and 1998]. Had compensation cost for these stock options been determined consistent with SFAS No. 123, the Company's pro forma net loss would be increased by $2,225,090 for the period ended February 28, 2000 [$1,347,825 and none for the years ended March 31, 1999 and 1998].

The fair value of options at the date of grant was estimated using the Black-Scholes pricing model with the following weighted average assumptions.


                                                    1999        1998
                                                     %           %
------------------------------------------------------------------------

Expected life (years)                              5.00        5.00
Risk-free interest rates                           8.55        8.55
Volatility                                         0.00        0.00
Dividend yield                                     0.00        0.00
------------------------------------------------------------------------

The following table summarizes information with respect to stock options outstanding at February 28, 2000:

                            Options outstanding and exercisable
                     -----------------------------------------------------
  Exercise                Number                Weighted average remaining
   prices              outstanding                  contractual life
      $                                                 (years)
--------------------------------------------------------------------------------

    0.75                 1,147,500                       2.31
    1.75                   100,000                       8.25
    2.17                   252,500                       1.92
--------------------------------------------------------------------------------
                         1,500,000                       2.69
================================================================================

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]


11.       INCOME TAXES

There is no provision for income taxes or income tax recovery as the Company has had continuous losses and there is no assurance that there will be future taxable income which might offset the current loss carryforward.

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                            2000          1999         1998
                                                                             $              $            $
-------------------------------------------------------------------------------------------------------------------
Deferred tax assets
Net operating losses carryforwards                                         343,207         123,193       9,044
Scientific research and experimental development expenses                  321,924         250,823      52,582
Excess of tax basis of financing fees over accounting value                 11,298          15,064          --
Excess of tax basis of capital assets over accounting value                282,753         300,266          --
-------------------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                  959,182         689,346      61,626
===================================================================================================================

Deferred tax liabilities
Excess of accounting value of capital assets over tax basis                266,433         297,494          --
Foreign exchange                                                            67,722          84,220      16,048
-------------------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                             334,155         381,714      16,048
===================================================================================================================

Net deferred tax assets (liabilities)
Deferred tax assets                                                        959,182         689,346      61,626
Deferred tax liabilities                                                   334,155         381,714      16,048
-------------------------------------------------------------------------------------------------------------------
                                                                           625,027         307,632      45,578
Valuation allowance                                                        625,027         307,632      45,478
-------------------------------------------------------------------------------------------------------------------
Net deferred tax assets (liabilities)                                           --              --          --
===================================================================================================================

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $317,395 [1999 - $262,154; 1998 - $43,286] for the period.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



11.       INCOME TAXES [Cont'd]

The Company has unrecognized tax loss and investment tax credit carryforwards for income tax purposes in the amount of $1,832,000 and $119,000, respectively, that expire as follows:

                               Tax losses       Investment tax credits
                                    $                     $
----------------------------------------------------------------------

2003                                 3,000                  --
2004                                 9,000                  --
2005                                39,000                  --
2006                               605,000                  --
2007                             1,176,000                  --
2008                                    --              32,000
2009                                    --              65,000
2010                                    --              22,000
----------------------------------------------------------------------

The Company has accumulated temporary timing differences that are not reflected in the financial statements. The differences are mainly in relation to scientific research and experimental development and are in the amount of approximately $1,449,262 at the Canadian federal level and $2,229,794 in Quebec.

The investment tax credits recorded by the Company are subject to review and approval by the tax authorities and it is possible that the amounts granted will be different from the amounts accounted for.



12.       FINANCIAL INSTRUMENTS

[a]      Fair value

Short-term financial assets and liabilities

The carrying amounts of short-term financial assets and liabilities are a reasonable estimate of the fair values because of the short maturity of theses instruments.

Short-term financial assets comprise cash and cash equivalents, short-term investment, accounts receivable and investment tax credits receivable.
Short-term financial liabilities comprise demand loan, accounts payable and accrued liabilities, due to shareholder.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]


12.       FINANCIAL INSTRUMENTS [Cont'd]

Long-term debt

The carrying amount of the Company's floating-rate long-term debt approximates its fair value because it bears interest at current commercial floating rates.

The fair value of the fixed-rate long-term debt, obligations under capital leases and of the promissory note are based on the rates in effect for financial instrument with similar terms and maturities, and approximates the carrying amount as of February 28, 2000, March 31, 1999 and 1998.

[b]      Credit risk

The cash and cash equivalents and short-term investment are held by one Canadian chartered financial institution.



13.       COMMITMENT

Under the terms of a technology licence contract, the Company must pay 5% royalties, to an shareholder, on future sales to a maximum of $3 million.



14.      CONTINGENT LIABILITIES

During the period, a former employee commenced an action against the Company, alleging that he was wrongfully terminated as an employee and seeking $126,000 in compensation allegedly due, the issuance to him of 100,000 Class A common shares that were the subject of an option that was alleged to have been granted to him and punitive damages. In the opinion of management, based on the advice and information provided by its legal counsel, final determination of these litigations will not materially affect the Company's financial position or results of operations. Consequently, no provision has been recorded.

Bio Syntech Ltd.
A development stage company

                          NOTES TO FINANCIAL STATEMENTS


February 28, 2000
[In Canadian dollars]



15.      SUBSEQUENT EVENTS

[a]      Merger

Following an agreement dated December 2, 1999, the Company and a wholly-owned subsidiary of a US shell public company (Bio Syntech Inc.) were merged on February 29, 2000. The merged company was continued under the name of Bio Syntech Canada Inc. ("Bio Syntech Canada"). As a result of the merger, Bio
Syntech Inc. company became the beneficial owner of all of the issued and outstanding voting shares of Bio Syntech Canada and the Company's shareholders were issued non-voting exchangeable preferred shares of Bio Syntech Canada (the "Class A Shares"). The Class A Shares are exchangeable on a share-for-share basis, for a controlling interest of Bio Syntech Inc., the parent company.

[b]      Private placement

On April 20, 2000, the parent company (Bio Syntech Inc.) of the merged company's announced a private placement pursuant to which a total of 1,802,214 units of Bio Syntech Inc. were issued at a price of $3.50 per unit for a total consideration of US$6,307,550. Each unit is comprised of one share of Bio Syntech Inc. and one warrant entitling the holder to acquire one share of common stock at a price of US$4.00 on or before March 31, 2001.



16.         UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the Company, including those related to clients, suppliers, or other third parties, have been fully resolved.



17.         RECENT DEVELOPMENTS

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 will be effective for the Company's March 31, 2002, year-end and interim periods. The Company has not yet determined the impact, if any, on its consolidated financial statements arising from the eventual application of SFAS 133.


18.      COMPARATIVE FIGURES

Some of the comparative figures have been reclassified to conform with the presentation adopted in the current period.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BIOSYNTECH INC.


May 15, 2000                                 By: /s/ Amine Selmani
                                                --------------------------------
                                                Amine Selmani, President